(d)(2) Form of Investment Management Services Agreement, dated Sept. 13, 1999, between Registrant, on behalf of AXP Variable Portfolio - Diversified Equity Income Fund, and IDS Life Insurance Company.

(m) Form of Plan and Agreement of Distribution dated Sept. 13, 1999, between Registrant, on behalf of AXP Variable Portfolio - Diversified
          Equity  Income  Fund,  and  IDS  Life   Insurance   Company.